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                            EXHIBIT NO. (23)(b)
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                                                          EXHIBIT (23)(b)

                            ARTHUR ANDERSEN LLP



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accounts, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 31, 1995 (except with respect to certain matters discussed in Notes 3, 4, 7 and 13 to the consolidated financial statements as to which the date is March 1, 1995) included or incorporated by reference in CMS Energy Corporation's Form 10-K for the year ended December 31, 1994, our report dated January 26, 1996, covering the consolidated financial statements of CMS Energy Corporation for the year ended December 31, 1995, included in CMS Energy Corporation's Form 8-K dated February 23, 1996, and to all references to our Firm included in this registration statement.


                                         /s/ Arthur Andersen LLP

Detroit, Michigan,
  February 23, 1996.

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